Exhibit 99.1

Pinnacle Systems, Inc.

Corporate Office 280 N. Bernardo Avenue Mountain View, CA 94043 Tel: 650-526-1600 Fax: 650-526-1601 www.pinnaclesys.com

Media Contact

Paulien Ruijssenaars

(650) 237-1648

paulien@pinnaclesys.com

Investor Relations: ir@pinnaclesys.com

PINNACLE SYSTEMS REPORTS PRELIMINARY RESULTS FOR THE

FIRST QUARTER OF FISCAL YEAR 2004

MOUNTAIN VIEW, Calif., October 7th, 2003—Pinnacle Systems®, Inc. (NASDAQ: PCLE) today announced preliminary financial results for the first quarter of fiscal 2004, which ended September 30, 2003. Net sales for the first quarter of fiscal 2004 were approximately $71 million. Net sales in the Broadcast and Professional Division were approximately $34 million and net sales in the Business and Consumer Division were approximately $37 million. Although the Company has not finalized its financial statements for the first quarter of fiscal 2004, the Company expects that its GAAP net loss for the first quarter of fiscal 2004 will be approximately $13 million or $0.20 per share, based on 65.1 million shares outstanding.

The Company expects that its pro forma net loss, including approximately a $1 million tax provision, for the first quarter of fiscal 2004 will be approximately $8 million, or $0.12 per share. This pro forma net loss excludes $3 million in amortization of acquisition-related intangible assets and $2 million in expensed in-process research and development costs associated with the Dazzle video products acquisition in July 2003. The reconciliation of the non-GAAP to GAAP financial measures for the first quarter of fiscal 2004 are set forth below.

In March 2000, the Company acquired Digital Editing Services (DES). That acquisition included a provision that allowed DES shareholders to receive an earnout payable in shares of the Company’s common stock based on certain financial results of DES operations. In April 2001, the Company determined that no payout was payable; the Shareholders asserted that an earnout payment was payable. The matter was submitted to an independent arbitrator in October 2001. The Company believes it is likely that the arbitrator will provide a ruling as early as October 2003. To the extent the ruling requires additional shares be issued to the DES shareholders, the value of those shares will increase goodwill associated with that acquisition, which will most likely lead to a goodwill impairment charge in the first quarter of fiscal 2004. Such a charge has not been included in the preliminary results provided above and would increase the net GAAP loss for the quarter.

These financial results are preliminary and are subject to revision until the Company has finalized its quarterly financial statements. The Company intends to announce final financial results for the first quarter of fiscal 2004 on October 28, 2003.

“We are disappointed with our financial results for the quarter,” said J. Kim Fennell, Pinnacle Systems’ President and Chief Executive Officer. “We had expected a slow summer quarter, but sales and margins were weaker than expected, most notably in our U.S. consumer products business.”

Pinnacle Systems will host an audio web-cast at 2:30 p.m. (Pacific Time) on October 7, 2003, which can be heard live at www.pinnaclesys.com. Additionally, a replay of the conference call will be available at www.pinnaclesys.com for two weeks following the call. Thereafter, a transcript of the conference call will be available under the “Investor Relations” section of our website at http://www.pinnaclesys.com/aboutus/investorrelation.asp?Langue_ID=7 and will be available until October 7, 2004.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with GAAP, Pinnacle Systems uses non-GAAP measures of pro forma net income and pro forma earnings per share, which are adjusted from its GAAP results to exclude certain expenses. These non-GAAP adjustments are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing Pinnacle Systems’ operating results in a manner that is focused on the performance of Pinnacle Systems’ ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

About Pinnacle Systems, Inc.

Pinnacle Systems provides broadcasters and consumers with cutting-edge digital media creation, storage, and play-back solutions for use at Home, in the Studio and on the Air. Pinnacle Systems’ award winning digital media solutions are in use around the world for broadcast, video and audio editing, DVD and CDR authoring and on the Internet. A recognized industry leader, the Company has received eight prestigious Emmy Awards for its technical innovations and carries this commitment throughout all of its product lines. Pinnacle Systems may be reached at (650) 526-1600 or at www.pinnaclesys.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding Pinnacle Systems’ preliminary financial results and its anticipated net loss and earnings per share for the first quarter of fiscal 2004; the potential arbitration decision with respect to the DES earnout dispute and the potential increase to goodwill associated with the DES acquisition and the potential goodwill impairment charge. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to the Company as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, Pinnacle Systems’ actual results may differ materially and adversely from those expressed in the forward-looking statements. Factors that may cause such a difference include, but are not limited to, the determination of the financial results for the first quarter of fiscal 2004 and the completion of the Company’s review of such results; and the timing and outcome of the DES arbitration decision. These and other factors that could affect Pinnacle Systems’ business and financial results are detailed in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended June 30, 2003, including, but not limited to, under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. All information set forth in this release and its attachments is made as of October 7, 2003, and Pinnacle Systems undertakes no obligation to revise or update publicly this information for any reason.

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All trademarks and registered trademarks are the property of their owners. © 2003. Pinnacle Systems, Inc.

PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP TO GAAP

(Unaudited, in millions)

Three Months Ended September 30, 2003
Non-GAAP net loss	$(8)
Amortization of goodwill and intangibles	(3)
In-process research and development	(2)

GAAP net loss	$(13)